UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2015

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

232 Strawbridge Drive

Moorestown, NJ 08057

(Address of Principal Executive Offices)

(856) 291-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Compensatory Arrangements of Certain Officers

Non-Employee Director Compensation

On February 19, 2015, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Destination Maternity Corporation (the “Company”) approved the following with respect to compensation payable to the Company’s non-employee directors (the “Non-Employee Directors”).

(a)	Adjustment to Cash Compensation. Due to the change in the Company’s fiscal year to the retail calendar commencing on February 1, 2015 and the delayed timing of the latest Annual Meeting of Stockholders, the term of each of the Non-Employee Directors was extended by approximately one month. In addition, it is anticipated that the next Annual Meeting of Stockholders will be held in May of 2016 (with the term of each of the Non-Employee Directors anticipated to be 15 months instead of 12 months). In consideration thereof, the Committee: (1) approved that a special payment (equal to one-third of the otherwise payable aggregate quarterly amount paid to each Non-Employee Director) be made to each Non-Employee Director to account for the one month term extension; and (2) confirmed its intention to pay Non-Employee Directors the typical quarterly payment amounts for each three-month period from now until the expected timing of the 2016 Annual Meeting of Stockholders (with a total of five such periods anticipated before the May 2016 Annual Meeting).

(b)	Adjustment to Annual Equity Grants. According to the Company’s compensation policy for Non-Employee Directors, each Non-Employee Director of the Company in office after the Annual Meeting of Stockholders held on February 19, 2015 (the “Annual Meeting”) is required to be granted 4,000 shares of restricted stock of the Company, and Mr. Arnaud Ajdler, as the Non-Executive Chairman (the “Chairman”) of the Board, is required to be granted an additional 2,000 shares of restricted stock of the Company. However, the change in the Company’s fiscal year to the retail calendar commencing on February 1, 2015 caused a delay in the timing of this year’s Annual Meeting (which was typically in January) as well as a delay in the timing of the next Annual Meeting. As a result, the Committee does not currently intend to next make annual equity grants to Non-Employee Directors until mid-2016. In light of the foregoing, the Committee approved a 40% one-time increase in the number of shares granted to Non-Employee Directors with the result that each Non-Employee Director was awarded 5,600 shares of restricted stock with Mr. Ajdler receiving an additional 2,800 shares of restricted stock as Chairman. Each of these awards will vest on the earlier of (a) the first anniversary of the date of grant, or (b) the end of the day immediately prior to the Company’s first Annual Meeting of Stockholders held after the date of grant.

(c)	Special Equity Award to Mr. Michael J. Blitzer. In fiscal year 2014, the Board of Directors adopted equity ownership guidelines for its Non-Employee Directors, requiring each Non-Employee Director to own shares of the Company’s common stock having an aggregate fair market value equal to or greater than four times the annual cash retainer then payable to such Non-Employee Director. Currently all of our Non-Employee Directors for whom the equity ownership guidelines are currently effective, except Mr. Blitzer, hold Company equity in excess of the guidelines’ requirement. Mr. Blitzer joined the Board in January 2013 (a little over two years ago). Consistent with the Board’s policy with regard to newly elected directors, the Committee (which administers the guidelines as directed by the Board) has decided to waive this non-compliance. However, assuming his reelection, Mr. Blitzer and the Committee agreed that Mr. Blitzer will be issued restricted stock (which such stock will have a fair value of $50,000 less the value of any regular dividends expected to be payable within the one year vesting period) upon conclusion of the Annual Meeting in lieu of receiving the first $50,000 of the compensation otherwise payable to him for fiscal year 2015 service. This special restricted stock grant to Mr. Blitzer was approved by the Committee on February 19, 2015.

Item 5.03.	Amendments to Bylaws

On February 19, 2015, following the Company’s Annual Meeting, the Board voted to amend the Company’s Amended and Restated Bylaws (the “Bylaws”) in order to provide for a majority voting standard in the uncontested election of directors, and to make other technical amendments (collectively, the “Bylaw Amendments”).

Pursuant to the Bylaw Amendments, in any “uncontested election” of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected), each nominee to the Board will be elected by the vote of a “majority of the votes cast,” meaning that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election. Abstentions and broker non-votes will not count as votes cast for purposes of this provision. If any incumbent director does not receive a majority of votes cast in favor of his or her re-election to the Board, that director will be required to submit his or her resignation to the full Board, with a presumption that the resignation will be accepted unless the Board determines that there is a compelling reason for the director to remain on the Board. In the case of a contested election, directors will continue to be elected by a plurality vote.

A copy of the Bylaw Amendments is attached hereto as Exhibit 3.2.

Item 5.07.	Submission of Matters to a Vote of Security Holders

On February 19, 2015, the Company held its Annual Meeting in Moorestown, New Jersey. As of December 12, 2014, the Company’s record date, there were a total of 13,797,959 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 12,367,016 shares of Common Stock were represented in person or by proxy and, therefore, a quorum was present.

The stockholders of the Company voted on the following items at the Annual Meeting:

(1)	The election of eight directors for a term of one year expiring at the next Annual Meeting of Stockholders of the Company;

(2)	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending January 30, 2016; and

(3)	The approval, by non-binding advisory vote, of executive compensation.

Votes regarding the election of the director nominees were as follows:

Director Nominee	For	Withheld	Broker Non-Votes
Arnaud Ajdler	11,400,893	113,915	852,208
Michael J. Blitzer	11,409,769	105,039	852,208
Barry Erdos	11,407,825	106,983	852,208
Melissa Payner-Gregor	11,405,088	109,720	852,208
J. Daniel Plants	11,457,626	57,182	852,208
Anthony M. Romano	11,477,714	37,094	852,208
William A. Schwartz, Jr.	11,041,257	473,551	852,208
B. Allen Weinstein	11,407,799	107,009	852,208

Based on the votes set forth above, the director nominees were duly elected.

The proposal to ratify the appointment of KPMG as independent registered public accountants for the fiscal year ending January 30, 2016 received the following votes:

For	Against	Abstain	Broker Non-Votes
11,939,880	425,517	1,619	0

Based on the votes set forth above, the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2016 was duly ratified.

The proposal to approve the Company’s executive compensation received the following votes:

For	Against	Abstain	Broker Non-Votes
11,305,788	202,458	6,562	852,208

Based on the votes set forth above, the Company’s executive compensation was approved.

Item 8.01.	Other Events

On February 19, 2015, the Board re-elected Mr. Ajdler to serve as the Non-Executive Chairman of the Board.

The Board also declared a regular quarterly cash dividend of $0.20 per share payable March 27, 2015 to stockholders of record at the close of business on March 6, 2015.

A copy of the press release announcing the cash dividend is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

The following exhibits are filed or furnished with this Form 8-K:

Exhibit No.	Description

3.2	Amendments to Bylaws of Destination Maternity Corporation (effective February 19, 2015).

99.1	Press Release of the Company issued February 25, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: February 25, 2015	DESTINATION MATERNITY CORPORATION

	By:	/s/ Judd P. Tirnauer
Judd P. Tirnauer
Executive Vice President & Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.2	Amendments to Bylaws of Destination Maternity Corporation (effective February 19, 2015).

99.1	Press Release of the Company issued February 25, 2015.